UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 15, 2026

ALGORHYTHM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 15, 2026 (the “Closing Date”), Algorhythm Holdings, Inc., a Delaware corporation (“Parent” or the “Company”), through its wholly owned subsidiary Azure Holdings, LLC, a Nevada limited liability company (“Buyer”), entered into an Asset Purchase Agreement (the “APA”) with Azure Energy, LLC, a Delaware limited liability company (“Seller”), Azure Energy, S.R.L. (“Azure S.R.L.”), a Costa Rica company (solely with respect to Sections 2.09 and 3.02(c) thereof), and, as to certain provisions, Tangen Family Trust, a Washington trust, and 1979, FLP, a North Carolina limited partnership (collectively, the “Optionors”). Signing and closing of the acquisition (the “Closing”) occurred simultaneously on the Closing Date. The board of directors of the Company (the “Board”) received a fairness opinion from Marshall & Stevens Inc. in connection with the transactions contemplated by the APA and approved such transactions.

Pursuant to the APA, Buyer acquired from Seller substantially all of the assets, and certain liabilities, of Seller. Seller operates a business focused on developing firm-capacity renewable energy infrastructure built around converting waste and biomass into clean, dispatchable power (the “Business”). The purchased assets (the “Purchased Assets”) include substantially all of the assets used or held for use in the Business, including, without limitation, the following: (i) inventory; (ii) assigned contracts, including intellectual property-related agreements; (iii) intellectual property assets; (iv) tangible personal properties including all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property; (v) owned and leased real property; (vi) permits, including, but not limited to, environmental permits, environmental attributes, renewable energy credits and carbon credits, power purchase agreements, off-take contracts, interconnection agreements, and land rights; (vii) rights to any actions relating to the Business; (viii) prepaid expenses; (ix) warranty rights; (x) insurance benefits; (xi) books and records; and (xii) goodwill and going-concern value. The APA excludes the following from the Purchased Assets: (i) certain contracts that are not assigned to either the Buyer or Parent; (ii) corporate seals and organizational documents of Seller; (iii) Seller’s benefits plans; (iv) certain assets specifically scheduled by the parties; (v) all rights of Seller arising under or in connection with the APA; (vi) cash and cash equivalents; and (vii) accounts receivable. In addition, Buyer and Parent assumed only the following liabilities of Seller: (i) trade accounts payable of the Business that are not delinquent as of the Closing Date; (ii) liabilities and obligations arising after the Closing Date; and (iii) such other liabilities as are specifically scheduled in the APA. All other liabilities of Seller constitute excluded liabilities and were not assumed by Buyer or the Parent.

The aggregate purchase price for the Purchased Assets consists entirely of securities of Parent equal in value to $23,000,000 (the “Purchase Price”), comprised of: (a) 4,076,312 shares of Common Stock of Parent, par value $0.01 per share (the “Common Stock”) (representing 19.99% of the issued and outstanding shares of Common Stock as of September 14, 2026); and (b) 22,038 shares of Series B Preferred Stock of Parent, par value $1.00 per share (the “Series B Preferred Stock; collectively with the shares of Common Stock purchased thereof, the “Securities”). Under the APA, the Optionors also granted the Parent an option to purchase certain outstanding equity interests of Azure S.R.L. pursuant to an Option Agreement as further described below.

The representations and warranties of the parties generally survive for two (2) years following the Closing Date. Certain fundamental representations survive for six (6) years, and representations relating to taxes and employee benefit matters of Seller survive until the expiration of the applicable statute of limitations plus sixty (60) days. Seller’s indemnification obligations are subject to: (i) a de minimis threshold of $25,000 per individual claim; (ii) an aggregate limit of $230,000; and (iii) a cap of $2,300,000 (equal to 10% of the Purchase Price). Seller may satisfy indemnification obligations by surrendering Securities to Buyer and Parent, by exercising setoff rights, or by making a cash payment.

Seller agreed to customary restrictive covenants, including, but not limited to, the following: (i) a two (2)-year non-competition covenant covering the Restricted Business (defined as the development, ownership, or operation of waste-to-power or biomass-to-power facilities) within the State of North Carolina, subject to a 2.5% passive investment carve-out; (ii) a two (2)-year non-solicitation covenant with respect to employees, contractors, and customers; (iii) customary confidentiality obligations; and (iv) a six (6)-month lock-up and short-sale prohibition applicable to the Securities received by Seller (or until such Securities are registered under an effective registration statement, whichever occurs first). The Buyer and Parent agreed to retain the Business’s books and records for a period of seven (7) years following the Closing Date.

Option Agreement

Concurrently with the execution and closing of the APA, on September 15, 2026, Parent (as Optionee), Seller (as Target), Azure S.R.L., and the Optionors entered into an Option Agreement (the “Option Agreement”). Pursuant to the Option Agreement, the Optionors granted to Parent an exclusive, irrevocable option (the “Option”) exercisable for a period of thirty-six (36) months from the Closing Date to purchase from the Optionors an aggregate of 79.0286% of the issued and outstanding equity interests of Azure S.R.L. for an aggregate exercise price of $30,000,000. Upon exercise of the Option, Parent may elect, in its sole discretion, to pay up to fifty percent (50%) of the exercise price in cash, with the remainder payable in shares of Series B Preferred Stock. No separate option payment or option premium is payable by Parent in consideration for the grant of the Option.

The Company may exercise the Option by delivering written notice of exercise to the Optionors. The Option Agreement terminates automatically upon the earliest of: (i) the closing of the option transaction following exercise of the Option; (ii) the expiration of the thirty-six (36)-month option term without exercise; or (iii) the mutual written agreement of the parties to terminate.

Employment Matters Contemplated by the APA

As further described in Item 5.02 below, pursuant to the APA, effective immediately after the Closing on September 15, 2026, the Company terminated the employment of Gary Atkinson as Chief Executive Officer and Alex Andre as Chief Financial Officer and General Counsel, in each case not for cause and in accordance with their respective employment agreements (as amended and restated) with the Company. In addition, in connection with the Closing of the acquisition transaction contemplated by the APA, Gary Atkinson resigned as a member of the Company’s Board, effective as of the Closing Date. Mr. Atkinson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Furthermore, pursuant to the APA, the Board appointed Andrew Thompson as Chief Executive Officer of the Company, effective as of the Closing on September 15, 2026. Pursuant to the terms of the APA, Seller nominated two directors to the Board, both of whom were appointed to the Board on the Closing Date. The experience of Mr. Thompson and his employment agreement with the Company is further described in Item 5.02 below.

The foregoing descriptions of the APA and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the APA and the Option Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Streeterville Exchange Agreement

On September 15, 2026, the Company and Streeterville Capital, LLC (“Streeterville”) entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which 3,500 shares of the Company’s Series A Preferred Stock held by Streeterville were surrendered and exchanged for a new Secured Pre-Paid Purchase #5 in the original principal amount of $4,025,000 (“PPP #5”). PPP #5 bears interest at 9% per annum, matures three years from September 15, 2026, and may be prepaid at 110% of the outstanding balance. The shares of Series A Preferred Stock issued to Streeterville were cancelled upon the exchange and returned to the status of authorized but unissued shares of preferred stock, and no shares of Series A Preferred Stock remain outstanding. The exchange was effected in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, Streeterville consented to the Company’s entry into and consummation of the transactions contemplated by the Purchase Agreement, the Option Agreement, and the Certificate of Designation (as defined below).

The foregoing descriptions of the Exchange Agreement and PPP #5 do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and PPP #5, copies of which are attached hereto as Exhibits 10.9 and 10.10, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The Company will file the financial statements of Seller and the pro forma financial information required by Item 9.01 of Form 8-K no later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Exchange Agreement and PPP #5 create a direct financial obligation of the Company in the amount of $4,025,000. The disclosure set forth in Item 1.01 above regarding the Exchange Agreement and PPP #5 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of Securities was made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares of Series B Preferred Stock issuable pursuant to the APA, and the shares of Common Stock issuable upon conversion of such Series B Preferred Stock, have not been registered under the Securities Act and will be issued pursuant to applicable exemptions from registration under the Securities Act.

PPP #5 was issued under the terms of the Exchange Agreement in exchange for the surrender of the shares of Series A Preferred Stock pursuant to Section 3(a)(9) of the Securities Act. The Company did not receive any cash proceeds from the issuance of PPP #5 and did not receive any consideration for entering into the Exchange Agreement other than cancellation of the Series A Preferred Stock.

The issuance of securities awards to Ms. Raele and the stock awards issued to Messrs. Thompson and Smith as further described in Item 5.02 were made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. Such securities awards have not been registered under the Securities Act and will be issued pursuant to applicable exemptions from registration under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K are incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Appointment of Chief Executive Officer.

Effective as of September 15, 2026, in connection with the Closing of the transactions contemplated by the APA, the Board appointed Andrew Thompson to serve as the Company’s Chief Executive Officer.

Mr. Thompson, age 46, has served as a Managing Partner of Azure Energy, LLC since August 2025. From May 2022 to May 2023, Mr. Thompson served as Co-Founder and Treasurer of Azure Renewables, S.A., located in San José, Costa Rica. From June 2015 to December 2024, he served as a Managing Partner of an advisory firm, and earlier in his career, he served as Managing Director of Ocozzio Advisors, a risk management agency, in 2017. Mr. Thompson has significant financial and executive leadership experience. He served as Co-Owner and Chief Financial Officer of a company from January 2007 to August 2015 and as Chief Financial Officer of United Tissue, Inc. from January 2006 to December 2008. Through these roles, Mr. Thompson has developed extensive experience in corporate finance, treasury management, and corporate leadership. Mr. Thompson received an undergraduate degree from Augusta State University and received his MBA from Augusta State University’s College of Business Administration.

Other than as described in this Current Report, (i) there are no family relationships between Mr. Thompson and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K, and (ii) there are no transactions involving Mr. Thompson that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Thompson entered into an Employment Agreement effective as of September 15, 2026 (the “Thompson Employment Agreement”), providing for an initial term ending on the third anniversary of the effective date. The Thompson Employment Agreement will renew and extend automatically on the third anniversary of the effective date and each annual anniversary thereafter, unless either party provides at least 90 days’ notice of non-renewal.

The Thompson Employment Agreement provides for an annual base salary of $375,000 and an annual bonus opportunity of up to 50% of base salary. Half of the bonus is earned based on continued employment, and half is subject to performance objectives. Of the performance-based portion, two-thirds (2/3) will be earned upon the Company raising sufficient capital to ensure its viability for the applicable fiscal year, and one-third (1/3) will be earned upon the Company generating at least $10,000,000 of revenue for the fiscal year ending December 31, 2026, and such amount as the Board determines for subsequent years. Mr. Thompson is also entitled to a change-in-control bonus upon a change in control transaction involving the Company during the employment term. As an inducement material to his acceptance of employment, the Company granted Mr. Thompson an inducement award of 2,119,542 restricted shares of Common Stock in reliance on Nasdaq Listing Rule 5635(c)(4). Of those shares, 1,059,771 were fully vested on the grant date, and the remaining 1,059,771 are subject to a restricted stock award agreement and will vest in full on the first anniversary of the effective date of the Thompson Employment Agreement. Mr. Thompson is also eligible to receive annual equity awards with a grant-date value equal to the greater of four times his base salary or a value determined by an independent compensation consultant. Upon a termination without cause or for good reason, Mr. Thompson is entitled to severance equal to two times the sum of his base salary and maximum annual bonus, COBRA reimbursement for up to 18 months, and full accelerated vesting of his outstanding equity awards.

Appointment of Chief Operating Officer.

The Board also appointed Ryan J. Smith to serve as the Company’s Chief Operating Officer, effective as of September 15, 2026.

Mr. Smith, age 39, has served as Vice President of Development at Azure Energy, LLC, a leading developer of firm-capacity renewable energy infrastructure, since January 2026, where he led the origination and development of energy and infrastructure projects, overseeing the full project lifecycle from site control to permitting. From July 2016 to May 2025, Mr. Smith held a series of operational risk roles at Wells Fargo Bank, a multinational financial services company. He served as Vice President, Risk Officer in the Wealth Investment Management business in the Charlotte, North Carolina office from October 2021 to May 2025 where he led a variety of risk management programs aimed at documenting and mitigating the firm’s business risks. Prior to that, he served as Vice President, Operational Risk Officer in Recovery & Resolution Planning, from June 2019 to September 2021, as Assistant Vice President, Operational Risk Consultant in Asset Backed Finance, from May 2018 to June 2019, and as an Operational Risk Consultant within Wealth and Investment Management from July 2016 to May 2018. Earlier in his career, he served as an Operations Manager at Hexcel Corporation, a global leader in advanced composite materials, and, prior to that, served as an Infantry Officer and Risk Assessment Officer in the United States Army. Mr. Smith received his Bachelor of Arts degree from the University of California, Santa Barbara, and his MBA from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School.

Other than as described in this Current Report, (i) there are no family relationships between Mr. Smith and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K, and (ii) there are no transactions involving Mr. Smith that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Smith entered into an Employment Agreement effective as of September 15, 2026 (the “Smith Employment Agreement”), providing for an initial term ending on the third anniversary of the effective date. The Smith Employment Agreement will renew and extend automatically on that third anniversary date and each annual anniversary thereafter, unless either party provides at least 90 days’ notice of non-renewal.

The Smith Employment Agreement provides for an annual base salary of $280,000 and an annual bonus opportunity of up to 50% of base salary. Half of the bonus is earned based on continued employment, and half is subject to performance objectives. Of the performance-based portion, two-thirds (2/3) will be earned upon achieving operational objectives established by the Chief Executive Officer and approved by the Board for the applicable fiscal year, and one-third (1/3) will be earned upon the Company generating at least $10,000,000 of revenue for the fiscal year ending December 31, 2026, and such amount as the Board determines for subsequent years. Mr. Smith is also entitled to a change-in-control bonus upon a change in control transaction involving the Company during the employment term. As an inducement material to his acceptance of employment, the Company granted Mr. Smith an inducement award of 2,119,542 restricted shares of Common Stock in reliance on Nasdaq Listing Rule 5635(c)(4). Of those shares, 1,059,771 were fully vested in full on the grant date, and the remaining 1,059,771 are subject to a restricted stock award agreement and will vest in full on the first anniversary of the effective date of the Smith Employment Agreement. Mr. Smith is also eligible to receive annual equity awards with a grant-date value equal to the greater of four times his base salary or a value determined by an independent compensation consultant. Upon a termination without cause or for good reason, Mr. Smith is entitled to severance equal to two times the sum of his base salary and maximum annual bonus, COBRA reimbursement for up to 18 months, and full accelerated vesting of his outstanding equity awards.

Appointment of Chief Accounting Officer and Interim Chief Financial Officer

In connection with Mr. Andre’s termination as the Company’s Chief Financial Officer, the Board appointed and promoted Leticia Raele from her position as Controller of the Company to serve as the Company’s Chief Accounting Officer and Interim Chief Financial Officer, effective as of the Closing Date. In connection with Ms. Raele’s appointment, the Company and Raele entered into an Employment Agreement effective as of September 15, 2026. (the “Raele Employment Agreement”), providing for an initial term ending on the second anniversary of the effective date. The Raele Employment Agreement will renew and extend automatically on that third anniversary date and each annual anniversary thereafter, unless either party provides at least 90 days’ notice of non-renewal.

Pursuant to the Raele Employment Agreement, Ms. Raele is entitled to an annual base salary of $270,000, subject to annual review by the Board (but not subject to decrease without consent), and is eligible for an annual bonus of up to 20% of her base salary based on performance objectives determined by the Chief Executive Officer. In addition, Ms. Raele received a one-time signing bonus of $25,000 on the effective date and is entitled to an additional one-time bonus of $25,000 if she remains employed through December 31, 2026. As an inducement to Ms. Raele’s continued service, the Company granted Ms. Raele a stock option (the “Raele Stock Option”) exercisable into 1,144,552 shares of Common Stock at an exercise price of $0.2359 per share, vesting 25% on the date of grant and the remaining 75% in equal quarterly installments over the following two years. The Raele Stock Option was granted outside the Company’s 2022 Equity Incentive Plan and expires on September 15, 2036. Upon a termination without cause or for good reason, Ms. Raele is entitled to severance equal to the sum of her base salary and maximum annual bonus, COBRA reimbursement for up to 18 months, and full accelerated vesting of her outstanding equity awards including the Raele Stock Option.

Ms. Raele, age 48, has served as the Company’s Controller since September 2025. From March 2017 to July 2025, Ms. Raele held a series of accounting leadership roles at FlexShopper, LLC, the principal operating subsidiary of FlexShopper, Inc., a publicly traded financing solutions business, most recently as Chief Accounting Officer from May 2023 to August 2025, and previously as Controller and Assistant Controller. Earlier in her career, from August 1999 to January 2011, Ms. Raele served as an accountant for Price Waterhouse & Co. S.R.L., the PwC member firm in Argentina, most recently as an Audit Manager, where she led audits of public and private companies. Ms. Raele received her degree in Public Accounting from the Universidad de Buenos Aires and holds the Diploma in International Financial Reporting from the Association of Chartered Certified Accountants.

There are no family relationships between Ms. Raele and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions involving Ms. Raele that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of New Directors

Pursuant to the APA, the Company agreed to appoint two directors nominated by Seller to the Board. Effective as of September 15, 2026, Mr. Thompson and Gregory D. Smith were appointed to serve as members of the Board. Mr. Thompson was appointed Chairman of the Board. Mr. Gregory Smith’s committee assignment will be determined at a later date.

There are no arrangements or understandings with any other person pursuant to which Messrs. Thompson and Gregory Smith were selected as directors. Neither Mr. Thompson nor Mr. Gregory Smith has any family relationship with any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K. Other than the transactions contemplated by the APA and described in Items 1.01 and 2.01 above, there are no transactions involving Mr. Thompson or Mr. Gregory Smith that would require disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments of Messrs. Thompson and Gregory Smith to the Board, the Board’s size increased from six (6) to seven (7) directors, and seven (7) directors currently serve on the Board.

Departure of Officers and Director

In connection with, and effective upon, the Closing of the transactions contemplated by the APA, as described in Items 1.01 and 2.01 above, the Company terminated, on September 15, 2026, the employment of Gary Atkinson, its former Chief Executive Officer, and Alex Andre, its former Chief Financial Officer and General Counsel (each a “Departing Executive” and collectively, the “Departing Executives”, each without “cause” and pursuant to their respective employment agreements with the Company. In connection with their departures, the Company entered into separate Separation and Release Agreements dated September 15, 2026 (each, a “Separation Agreement”), with each of Mr. Atkinson and Mr. Andre. Pursuant to the Separation Agreement with Mr. Atkinson, the Company agreed to pay Mr. Atkinson a one-time separation payment of $1,080,000 on the effective date, in addition to any other compensation and benefits owed to him, in exchange for a general release of claims in favor of the Company and its affiliates. Pursuant to the Separation Agreement with Mr. Andre, the Company agreed to pay Mr. Andre a one-time separation payment of $1,170,000 on the effective date, in addition to any other compensation and benefits owed to him, in exchange for a general release of claims in favor of the Company and its affiliates.

Also on September 15, 2026, Gary Atkinson resigned as a member of the Board, effective as of the Closing. Mr. Atkinson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Consulting Agreements with Former Officers

In connection with the departures of Messrs. Atkinson and Andre as officers of the Company, the Company entered into consulting arrangements with each of them, in each case dated September 15, 2026 (each a “Consulting Agreement”). Pursuant to the Consulting Agreement with Mr. Atkinson, the Company engaged G2M Consulting, LLC, an entity owned by Mr. Atkinson, to provide general corporate consulting and advisory services up to 20 hours per month for an 18-month term. The consideration for the engagement consists of (i) a one-time payment of $270,000 (subject to repayment if the consultant terminates the arrangement within six months), (ii) a monthly retainer of $25,000, (iii) a restricted stock award of 2,000,000 shares of Common Stock granted under the Company’s 2022 Equity Incentive Plan, which is registered on Form S-8 (File No. 333-268106), and (iv) the immediate vesting of an outstanding stock option exercisable into 740,597 shares of Common Stock. Of the 2,000,000 shares of Common Stock underlying the restricted stock award granted to Mr. Atkinson, 1,000,000 will vest on the 91st day following the effective date, and 1,000,000 will vest on January 1, 2027, subject to a 4.99% beneficial ownership limitation. Pursuant to the Consulting Agreement with Mr. Andre, the Company engaged Mr. Andre to provide general corporate consulting and advisory services up to 20 hours per month for an 18-month term. The consideration for Mr. Andre’s engagement consists of (i) a one-time payment of $222,000 (subject to repayment if Mr. Andre terminates the arrangement within six months), (ii) a monthly retainer of $21,000, (iii) a restricted stock award of 1,000,000 shares of Common Stock granted under the Company’s 2022 Equity Incentive Plan, which is registered on Form S-8 (File No. 333-268106), and (iv) the immediate vesting of certain outstanding stock options exercisable into an aggregate of 281,427 shares of Common Stock. Of the 1,000,000 shares of Common Stock underlying the restricted stock award granted to Mr. Andre, 500,000 vest on the 91st day following the effective date, and 500,000 vest on January 1, 2027, subject to a 4.99% beneficial ownership limitation.

The foregoing descriptions of the Thompson Employment Agreement, the Smith Employment Agreement, the Raele Employment Agreement, the Separation Agreements with each of Messrs. Atkinson and Andre and the Consulting Agreements with each of Messrs. Atkinson and Andre do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement. Copies of the form of employment agreement with Messrs. Thompson and Smith, the Raele Employment Agreement and the form of consulting agreement are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Rabbi Trust and Funding Agreement

Pursuant to the Separation Agreements, on the Closing Date, the Company entered into a Funding Agreement (the “Funding Agreement”) with each of the Departing Executive addressing the Company’s obligation to fund certain deferred compensation owed to the Departing Executives under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). On September 11, 2026, the Company entered a Trust Agreement (the “Rabbi Trust Agreement”) with The Bryn Mawr Trust Company of Delaware (the “Trustee”) establishing a nonqualified irrevocable grantor trust, commonly known as a rabbi trust (the “Trust”), the assets of which will be used to hold and distribute deferred compensation owed to the Departing Executives under Section 409A. Pursuant to the Trust Agreement, the Company is required to fund the Trust within six months of September 11, 2026 with cash sufficient to satisfy the deferred compensation obligations. With respect to any amounts payable from the Trust, the Departing Executives and their beneficiaries shall have the status of general unsecured creditors of the Company, and the Trust assets shall be subject to the claims of the Company’s general creditors in the event of insolvency.

Pursuant to the Funding Agreement, the Company acknowledged that it currently has insufficient capital to fully fund the Trust on the Closing Date and agreed to a structured funding arrangement pursuant to which specified percentages of capital received by the Company from various sources will be deposited into the Trust until the deferred compensation obligations have been satisfied in full. Interest accrues on the outstanding deferred compensation at the short-term annual applicable federal rate. In the event the deferred compensation has not been fully paid by the date that is six months after the termination of the Departing Executives’ employment, the Funding Agreement provides for the automatic increase of 80% of the overdue amounts and the issuance of additional shares of Common Stock under the Company’s 2022 Equity Incentive Plan to the Departing Executives as liquidated damages.

The foregoing description of the Funding Agreement and the Rabbi Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Funding Agreement and the Rabbi Trust Agreement, copies of which are attached hereto as Exhibits 10.7 and 10.8 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On September 18, 2026, the Company filed a Certificate of Designation of Preferences and Rights of Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, thereby amending its Certificate of Incorporation to establish a new series of the Company’s preferred stock designated as Series B Preferred Stock. The Certificate of Designation authorizes 100,000 shares of Series B Preferred Stock, each having a stated value of $1,000 per share (the “Stated Value”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Certificate of Designation.

The Series B Preferred Stock ranks senior to the Company’s Common Stock and every other class or series of the Company’s preferred stock, whether now existing or hereafter created, other than the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), and ranks junior to the Series A Preferred Stock with respect to dividends, distributions, and payments upon the liquidation, dissolution, or winding up of the Company.

The holders of Series B Preferred Stock are not entitled to participate in any dividends, distributions, or payments made to the holders of Common Stock unless and until the shares of Series B Preferred Stock are converted into shares of Common Stock in accordance with the terms of the Certificate of Designation.

The Series B Preferred Stock is not redeemable by the Company. In addition, the Series B Preferred Stock is not redeemable at the option of any holder, and no holder has any right, under any circumstance or upon the occurrence of any event, to require, demand, or compel the Company to redeem, repurchase, or otherwise acquire any shares of Series B Preferred Stock or to require the Company to transfer cash or other assets in respect of the Series B Preferred Stock.

Subject to the receipt of Stockholder Approval described below, each holder of Series B Preferred Stock has the right, at any time and from time to time, to convert all or any portion of its shares of Series B Preferred Stock into shares of Common Stock at a conversion rate (the “Conversion Rate”) equal to the number of shares of Common Stock determined by dividing the Stated Value by the conversion price of $0.2359 per share of Common Stock (the “Conversion Price”). To convert, a holder must deliver to the Company a written notice of conversion specifying the number of shares to be converted. Following receipt of Stockholder Approval, the Company must issue and deliver the applicable shares of Common Stock as promptly as practicable and, in any event, within three (3) Trading Days. The Company is required at all times to reserve and keep available out of its authorized but unissued Common Stock a sufficient number of shares to effect the conversion of all outstanding shares of Series B Preferred Stock. No fractional shares of Common Stock will be issued upon conversion. In lieu of any fractional share, the Company will, at its election, either pay a cash adjustment equal to the fraction multiplied by the Conversion Price or round up to the next whole share.

The right to exercise the conversion rights of the Series B Preferred Stock is conditioned upon the Company’s receipt of Stockholder Approval. Until Stockholder Approval has been obtained, the holders of the Series B Preferred Stock are not entitled to convert any shares of Series B Preferred Stock into shares of Common Stock. “Stockholder Approval” as used in the Certificate of Designation means all approvals as may be required by the applicable rules of The Nasdaq Stock Market (or other exchange or trading system on which the Common Stock is then listed) or under applicable law from the Company’s stockholders with respect to the transactions to which the obligation to issue the Series B Preferred Stock relates, the issuance of the Series B Preferred Stock, and the right of the holders to convert the Series B Preferred Stock into Common Stock. No shares of Series B Preferred Stock are convertible into Common Stock, and no holder has the right to convert shares of Series B Preferred Stock into shares of Common Stock, unless and until Stockholder Approval has been obtained. Any attempted conversion prior to Stockholder Approval is null and void ab initio.

The right to exercise the voting rights of the Series B Preferred Stock is conditioned upon the Company’s receipt of Stockholder Approval. Until Stockholder Approval has been obtained, the holders of the Series B Preferred Stock are not entitled to vote on any matter submitted to the holders of Common Stock, except as otherwise required by the Delaware General Corporation Law, other applicable law, or the Certificate of Designation. Immediately after receipt of Stockholder Approval, the Series B Preferred Stock has voting rights with respect to any amendment or repeal of the Certificate of Designation. In that event, each holder is entitled to one vote per share held of record, voting separately as a single class, whether by written consent or at a meeting. Any amendment or repeal effected without the required vote or consent is null and void ab initio.

In addition, no amendment to the Certificate of Designation may provide the holders of Series B Preferred Stock with rights or preferences as to dividends, distributions, and payments upon liquidation, dissolution, or winding up that are senior to, or on parity with, those of the Series A Preferred Stock.

The foregoing description of the Series B Preferred Stock and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing the leadership transition in connection with the acquisition contemplated by the APA, including the dismissal of Gary Atkinson as Chief Executive Officer and Mr. Atkinson’s resignation from the Board of Directors. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on September 15, 2026, the Company issued a press release announcing the Closing of the acquisition described in Item 1.01. A copy of this press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by Algorhythm Holdings, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, the Company’s management, as well as estimates and assumptions made by the Company’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Risks and uncertainties related to the transactions described herein include, among others: the risk that the Company may not realize the anticipated benefits of the acquisition; the risk that the integration of the acquired business may be more difficult, time-consuming, or costly than expected; the risk that the Company may not be able to obtain the stockholder approval required for conversion of the Series B Preferred Stock; uncertainties as to the financial performance of the acquired business; potential adverse reactions or changes to business or employee relationships resulting from the announcement or completion of the transaction; the inability to retain key personnel; the Company’s ability to fund its deferred compensation obligations; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other reports filed by the Company with the SEC, which are available at the SEC’s website http://www.sec.gov.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Azure Energy, LLC required by this Item are not included in this Current Report and will be filed by amendment no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company in connection with the acquisition will be filed by amendment no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences and Rights of Series B Preferred Stock filed with the Secretary of State of the State of Delaware on September 18, 2026
10.1*	Asset Purchase Agreement by and among Algorhythm Holdings, Inc., Azure Energy, LLC, Azure Energy, S.R.L. (solely for Sections 2.09 and 3.02(c)), Azure Holdings, LLC, and parties set forth on the signature page hereto, dated September 15, 2026
10.2**	Option Agreement by and among Algorhythm Holdings, Inc., Azure Energy, LLC, Tangen Family Trust, and 1979, FLP, dated September 15, 2026
10.3*	Form of Employment Agreement entered into with Andrew Thompson and Ryan J. Smith
10.4*	Employment Agreement entered into with Leticia Raele
10.5	Form of Separation Agreement entered into with Gary Atkinson and Alex Andre
10.6*	Form of Consulting Agreement entered into with Gary Atkinson and Alex Andre
10.7**	Funding Agreement, dated September 15, 2026, among Algorhythm Holdings, Inc., Gary Atkinson, and Alex Andre
10.8	Trust Agreement, dated September 11, 2026, between Algorhythm Holdings, Inc. and The Bryn Mawr Trust Company of Delaware
10.9	Exchange Agreement, dated September 15, 2026, between Algorhythm Holdings, Inc. and Streeterville Capital, LLC
10.10	Secured Pre-Paid Purchase #5, dated September 15, 2026, between Algorhythm Holdings, Inc. and Streeterville Capital, LLC
99.1	Press Release, dated September 15, 2026
99.2	Press Release, dated September 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

** In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the agreement have been redacted. The Company will provide an unredacted copy on a supplemental basis to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Andrew Thompson
	Name:	Andrew Thompson
	Title:	Chief Executive Officer